                                                                     Exhibit 1.1

                                4,600,000 Shares

                            Bluestone Software, Inc.

                                  Common Stock

                                ($.001 Par Value)

                             UNDERWRITING AGREEMENT

                                                                          , 1999
                                                             ------------

Deutsche Bank Securities Inc.
SoundView Technology Group, Inc.
C.E. Unterberg, Towbin
Legg Mason Wood Walker, Inc.
As Representatives of the Several Underwriters
c/o Deutsche Bank Securities Inc.
One South Street
Baltimore, MD 21202

Gentlemen:

                  Bluestone Software, Inc. a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 4,000,000 shares of the Company's Common Stock, $ .001 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company and certain shareholders of the Company (the "Selling Shareholders") also propose to sell at the Underwriters' option, an aggregate of up to 600,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below. The maximum number of Option Shares to be sold by the Company and the Selling Shareholders is set forth opposite their respective names in Schedule II hereto. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers."

                  As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares, should you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

                  In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

                  1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                           The Company represents and warrants to each of the
Underwriters as follows:

                           (a) A registration statement on Form S-1 (File
No.333-82213) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus. "Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                           (b) The Company has been duly organized and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company has no direct or indirect subsidiaries and is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the earnings, business, management, properties, assets, rights, operations,

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condition (financial or otherwise), or prospects of the Company, or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby (a "Material Adverse Effect").

                           (c) The outstanding shares of Common Stock of the
Company, including all shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as set forth in the Registration Statement.

                           (d) The information set forth under the caption
"Capitalization" in the Prospectus is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Registration Statement in all material respects. The form of certificates for the Shares conforms to the requirements of the corporate law of the jurisdiction of the Company's incorporation. Except as described in or contemplated by the Registration Statement, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidnecing the right to purchase or subscribe for any shares of such stock.

                           (e) The Commission has not issued an order preventing
or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations in all material respects. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                           (f) The financial statements of the Company, together
with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the

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periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                           (g) Arthur Andersen LLP, who have certified certain
of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                           (h) There is no action, suit, claim investigation or
proceeding pending or, to the knowledge of the Company, threatened against the Company before any court, administrative agency, self-regulatory body or otherwise which if determined adversely to the Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

                           (i) The Company has good and valid title to all of
the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements and the related notes thereto (or as described in the Registration Statement) or which are not material in amount. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

                           (j) The Company has filed all federal, State, local
and foreign income tax returns which have been required to be filed or timely filed for extension of the filing of such returns and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments relating to any of its historical periods.

                           (k) Since the respective dates as of which
information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, or condition (financial or otherwise), of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

                           (l) The Company is not or with the giving of notice
or lapse of time or both, will not be, in violation of or in default under its Charter or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default would have a Material Adverse Effect upon the condition (financial or otherwise) of the Company or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a material breach of any of the terms or provisions of or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Charter or By-Laws of the Company or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (m) Each approval, consent, order, authorization,
designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                           (n) The Company holds all material approvals,
licenses, certificates and permits from governmental authorities or self-regulatory body which are necessary to the conduct of its businesses; and, to the Company's knowledge, the Company has not infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company.

                           (o) Neither the Company, nor to the Company's
knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market

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making transactions in the Shares on The NASDAQ Stock Market in accordance with
Regulation M under the Exchange Act.

                           (p) The Company is not an "investment company" within
the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                           (q) The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (r) The Company carries, or is covered by, insurance
in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

                           (s) The Company is in compliance in all material
respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           (t) No labor dispute with the employees of the
Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, customers or vendors, which, in any case, may reasonably be expected to result in a Material Adverse Effect.

                           (u) There are no contracts or documents which are
required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                           (v) Except as disclosed in the Prospectus, there has
been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous waste or hazardous substances (collectively, "Hazardous Materials") by the Company (or, to the knowledge of the Company, any of the Company's predecessors in interest) at, upon or from any of the property now owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any Hazardous Materials due to or caused by the Company (or, to the knowledge of the Company, any of the Company's predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singly or in the aggregate with all other such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, State or Federal laws or regulations with respect to environmental protection. The Company is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants except where the failure to so comply would not have a Material Adverse Effect.

                           (w) Except for Anton Simunovic of General Electric
Capital Corporation, to the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders.

                           (x) Other than as disclosed in the Prospectus, there
are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                           (y) The Company has not been advised, and has no
reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations, of the jurisdictions in which it is conducting business including; without limitation, all applicable local, state and Federal laws and regulations, except where the failure to so comply would not have a Material Adverse Effect.

                  2.       REPRESENTATIONS AND WARRANTIES OF THE SELLING
SHAREHOLDERS.

                  Each of the Selling Shareholders severally represents and warrants as follows:

                           (a) Such Selling Shareholder now has and at the
Option Closing Date (as such dates is hereinafter defined) will have good and valid title to the Option Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares; and upon the delivery of, against payment for, such Option Shares pursuant to this Agreement, the Underwriters will acquire good and valid title thereto, free and clear of any liens, encumbrances, equities and claims.

                           (b) Such Selling Shareholder has full right, power
and authority to execute and deliver this Agreement, the Power of Attorney, and the Custodian Agreement referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Shareholder, if not an individual or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                           (c) Such Selling Shareholder has not taken and will
not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

                           (d) Without having undertaken to determine
independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company; and the sale of the Option Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Registration Statement or the documents incorporated by reference therein. The information pertaining to such Selling Shareholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

                  3.       PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

                           (a) On the basis of the representations, warranties
and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 11 hereof.

                           (b) Payment for the Firm Shares to be sold hereunder
is to be in certified or official bank check or other next day funds payable to the order of an account designated by the Company for the Shares to be sold by it against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made to the order of the Company at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY at 10:00 a.m., New York City time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

                           (c) In addition, on the basis of the representations
and warranties herein contained and subject to the term and conditions herein set forth, the Company and the Selling Shareholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 3. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Attorney-in-Fact and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Shareholders listed in Schedule II hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on
Schedule II hereto, adjusted by you in such manner as to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares purchased, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover overallotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Attorney-in-Fact. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date is to be in certified or official bank check or other next day funds payable to the order of "Stock Trans, Inc. as Custodian" for the shares to be sold by the Selling Shareholders, in each case against delivery of certificates therefor at the offices of Willkie Farr & Gallagher.

                           (d) If on the Option Closing Date any Selling
Shareholder fails to sell the Option Shares which such Selling Shareholder has agreed to sell on such date as set forth in SCHEDULE II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Option Shares which such Selling Shareholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as may be requested by the Representatives.

                           (e) Certificates in negotiable form for the total
number of the Shares to be sold hereunder by the Selling Shareholders have been placed in custody with Stock Trans, Inc. as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Shareholder for delivery of any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that any Option Shares represented by the certificates held in custody for the Selling Shareholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Option Shares hereunder, certificates for the Option Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

                  4.       OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

                  5.       COVENANTS OF THE COMPANY.

                  The Company covenants and agrees with the several Underwriters that:

                           (a) The Company will (i) use its best efforts to
cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus (or document incorporated by reference therein) of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                           (b) The Company will advise the Representatives
promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                           (c) The Company will cooperate with the
Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the

Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                           (d) The Company will deliver to, or upon the order
of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, if any, and of all amendments thereto, as the Representatives may reasonably request.

                           (e) The Company will comply with the Act and the
Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                           (f) The Company will make generally available to its
security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                           (g) Prior to the Closing Date, the Company will
furnish to the Representatives, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                           (h) The Company will, for a period of five years from
the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

                           (i) Except for issuances of shares of Common Stock
pursuant to (i) option or warrant exercises or the grant of options to employees, directors, consultants and other eligible recipients under the Company's option plans, or (ii) acquisitions by the Company in which shares of its Common Stock are used, in whole or in part, as consideration, no offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc., nor shall the Company file any registration statement with respect to the proposed sale of its Shares except that the Company may file one or more registration statements on Form S-4 registering shares of common stock issued in acquisitions or on Form S-8 relating to shares issued pursuant to options and employee benefit plans.

                           (j) The Company will use its best efforts to list,
subject to notice of issuance, the Shares on The NASDAQ National Market.

                           (k) The Company has caused each officer and director
of the Company, and certain shareholders of the Company listed on Schedule III hereto, to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Deutsche Bank Securities Inc. ("Lockup Agreements").

                           (l) The Company shall apply the net proceeds of its
sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                           (m) The Company shall not invest, or otherwise use
the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

                           (n) The Company will maintain a transfer agent and,
if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                           (o) The Company will not take, directly or
indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  6.       COVENANTS OF THE SELLING SHAREHOLDERS.

                  Each of the Selling Shareholders covenants and agrees, severally and not jointly, with the several Underwriters that:

                           (a) No offering, sale, short sale or other
disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Shareholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc.

                           (b) In order to document the Underwriters' compliance
with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                           (c) Such Selling Shareholder will not take, directly
or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  7.       COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing Fee of the NASDAQ Stock Market; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Selling Shareholders have agreed with the Company to reimburse the Company for a portion of such expenses in the event Option Shares are purchased. To the extent, if at all, that any of the Selling Shareholders engage legal counsel to represent them in connection with this offering the fees and expenses of such counsel shall be borne by such Selling Shareholder. Underwriting discounts and commissions related to the sale of Shares by the Selling Shareholders shall be borne by the Selling Shareholders. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata based on the number of Shares sold by each of such Sellers. The Sellers shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; PROVIDED, HOWEVER, that the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

                  8.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

                           (a) The Registration Statement and all post-effective
amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                           (b) The Representatives shall have received on the
Closing Date or the Option Closing Date, as the case may be, the opinion of Pepper Hamilton LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                               (i) The Company has been duly organized and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; and the Company is duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company.

                               (ii) The Company has authorized and outstanding
capital stock as set forth (under the caption "Capitalization") in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock, including the Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus in all material respects; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and to its knowledge no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

                               (iii) Except as described in or contemplated by
the Prospectus, to its knowledge there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the

Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to its knowledge no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                               (iv) They have been advised by the Commission
that the Registration Statement has become effective under the Act and, to its best knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                               (v) The Registration Statement, the Prospectus
and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial information, including the financial statements, statistical information and related schedules therein). The conditions for the use of Form S-1, set forth in the General Instructions thereto, have been satisfied.

                               (vi) The statements under the captions
"Business-Properties, "Business-Legal Proceedings," and "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

                               (vii) Such counsel does not know of any contracts
or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                               (viii) Such counsel knows of no material legal or
governmental proceedings pending or threatened against the Company except as set forth in the Prospectus.

                               (ix) The execution and delivery of this Agreement
and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or bylaws of the Company, or any material agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                               (x) This Agreement has been duly authorized,
executed and delivered by the Company.

                               (xi) No approval, consent, order, authorization,
designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                               (xii) The Company is not, and will not become, as
a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                               (xiii) This Agreement has been duly authorized,
executed and delivered on behalf of the Selling Shareholders.

                               (xiv) Each Selling Shareholder has full legal
right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder.

                               (xv) The Custodian Agreement and the Power of
Attorney executed and delivered by each Selling Shareholder is valid and binding.

                               (xvi) The Underwriters (assuming that they are
bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by each Selling Shareholder on the Closing Date, and the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

                  In rendering such opinion Pepper Hamilton LLP may rely as to matters of fact upon certificates of officers of the Company, and as to matters governed by the laws of states other than Delaware or Federal laws on local counsel in such jurisdictions, and as to the matters set forth in subparagraphs
(xiii), (xiv), (xv) and (xvi) on opinions of other counsel representing the respective Selling Shareholders, provided that in each case Pepper Hamilton LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the

Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial information, including the financial statements, schedules and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, including reliance upon certificates of officers of the Company, but is without independent check and verification.

                           (c) The Representatives shall have received from
Willkie Farr & Gallagher, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iii) and (iv)of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware and with respect to any other matters that the Representatives may reasonably require. In rendering such opinion Willkie Farr & Gallagher may rely as to all matters governed other than by the laws of the State of New York or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial information, including the financial statements, schedules and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                           (d) The Representatives shall have received at or
prior to the Closing Date from Willkie Farr & Gallagher a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

                           (e) You shall have received, on each of the dates
hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Arthur Andersen LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                           (f) The Representatives shall have received on the
Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                               (i) The Registration Statement has become
effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

                               (ii) The representations and warranties of the
Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                               (iii) All filings required to have been made
pursuant to Rules 424 or 430A under the Act have been made;

                               (iv) He or she has carefully examined the
Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                               (v) Since the respective dates as of which
information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business.

                           (g) The Company shall have furnished to the
Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                           (h) The Firm Shares and Option Shares, if any, have
been approved for designation upon notice of issuance on the NASDAQ National Market.

                           (i) The Lockup Agreements described in Section 5 are
in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Company, the Selling Shareholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

                  9.       CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

                  The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

                  10.      INDEMNIFICATION.

                           (a) The Company agrees to indemnify and hold harmless
each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon

(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

                  The Company agrees to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                           (b) In the event that you exercise your option to
purchase Option Shares, the Selling Shareholders agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise as a result of misrepresentations or untrue warranties of the Selling Shareholders contained in Section 2 herein. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 10(b) exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Selling Shareholders may otherwise have.

                           (c) Each Underwriter severally and not jointly will
indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                           (d) In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 10, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 10(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 10(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to assume the defense and employ counsel within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to

Section 10(a) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 10(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                           (e) If the indemnification provided for in this
Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 10(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  Notwithstanding the provisions of this subsection 10(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against that equals the proportion of the Shares sold by such Selling Shareholder to the total Shares sold in the offering, or (B) the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 10(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                           (f) In any proceeding relating to the Registration
Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
Section 10 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                           (g) Any losses, claims, damages, liabilities or
expenses for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements of the Company, the Selling Shareholders and the Underwriters contained in this Section 10 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 10.

                  11.      DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or
(b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters, the Company or of the Selling Shareholders except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 11, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  12.      NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

                           (a)      if to the Underwriters, to:

                                    Deutsche Bank Securities Inc.
                                    One South Street
                                    Baltimore, Maryland 21202
                                    Attention: General Counsel
                                    with a copy to:

                                    Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, New York 10019
                                    Attention: William J. Grant, Jr.

                           (b)      if to the Company, to:

                                    Bluestone Software, Inc.
                                    1000 Briggs Road
                                    Mount Laurel, New Jersey 08054
                                    Attention: Chief Financial Officer

                                    with a copy to:

                                    Pepper Hamilton LLP
                                    1235 Westlakes Drive
                                    Suite 400
                                    Berwyn, Pennsylvania 19312
                                    Attention: William A. Scari, Jr.

                  13.      TERMINATION.

                  This Agreement may be terminated by you by notice to the Sellers as follows:

                           (a) at any time prior to the Closing Date if any of
the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business,
(ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New

York State authorities, (vi) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by the Commission on the NASDAQ Stock Market; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                           (b) as provided in Sections 8 and 11 of this
Agreement.

                  14.      SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

                  15.      INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by
Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

                  16.      MISCELLANEOUS.

                           (a) The reimbursement, indemnification and
contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof or by or on behalf of the Company or its directors or officers or the Selling Shareholders and (iii) delivery of and payment for the Shares under this Agreement.

                           (b) This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (c) This Agreement shall be governed by, and
construed in accordance with the laws of the State of Delaware.

                  If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                  Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                   Very truly yours,

                                   BLUESTONE SOFTWARE, INC.


                                   By:
                                      ------------------------------------------
                                   Melan Baiada
                                   Kevin Kilroy
                                   General Electric Capital Corporation
                                   P/A Fund, L.P.
                                   APA Excelsior IV, L.P.
                                   APA Excelsior IV/Offshore, L.P.
                                   Patricof Private Investment Club, L.P.


                                   By:
                                      ------------------------------------------
                                   Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
SOUNDVIEW TECHNOLOGY GROUP, INC.
C.E. UNTERBERG, TOWBIN
LEGG MASON WOOD WALKER, INC.

As Representatives of the several
Underwriters listed on Schedule I

By: DEUTSCHE BANK SECURITIES INC.

By:
   ------------------------------
         Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS


Underwriter                           Number of Firm Shares to be Purchased
----------------------------          -------------------------------------
Deutsche Banc Alex.  Brown

SoundView Technology Group, Inc.

C.E. Unterberg Towbin

Legg Mason Wood Walker, Inc.


                      Total:

                                   SCHEDULE II

                            SCHEDULE OF OPTION SHARES


                                    Maximum Number of     Percentage of Total
Number of Name of Seller              Option Shares          Option Shares
------------------------------   ---------------------  ------------------------












                       Total                                        100%

                                  SCHEDULE III

                               LOCK-UP AGREEMENTS